===============================================================================


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                Rayonier, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                                         Corporate Headquarters

[RAYONIER LOGO]


                                                                 March 29, 2001


Dear Shareholder:

  Enclosed are the Notice of Annual Meeting and Proxy Statement for the 2001 Annual Meeting of Rayonier Shareholders.

  As has been the case with our previous Annual Meetings, this meeting is intended to be business only. The one formal item on the agenda will be the tabulation and report of proxies and ballots for the election of four directors. We expect to have no other agenda items and will make no presentations. The accompanying Notice of Annual Meeting and Proxy Statement provides information required by applicable laws and regulations, including pertinent information about each nominee for election as director.

  We urge you to submit your proxy as promptly as possible. Your vote is important.

                                 Sincerely yours,
                                 /s/ W. L. Nutter
                                 W. L. NUTTER
                                 Chairman, President and Chief Executive
                                 Officer

  Rayonier Inc.    .    50 North Laura Street    .     Jacksonville, FL 32202
          Telephone (904) 357-9100      .      Fax (904) 357-9101

[RAYONIER LOGO]                                           Corporate Headquarters


                           NOTICE OF ANNUAL MEETING


                                                                 March 29, 2001

  Notice is hereby given that the 2001 Annual Meeting of the Shareholders of Rayonier Inc., North Carolina corporation, will be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on Thursday, May 17, 2001 at 4:00 P.M., local time, for the following purposes:


      1) to elect three directors of Class I and one director of Class III;
   and

      2) to act upon such other matters as may properly come before the meeting.

  Shareholders of record at the close of business on March 19, 2001 will be entitled to vote at the meeting.

                                 /s/ W. Edwin Frazier, III
                                 W. EDWIN FRAZIER, III
                                 Corporate Secretary

SHAREHOLDERS ARE URGED TO SUBMIT A PROXY AS SOON AS POSSIBLE TO ALLOW YOUR SHARES TO BE VOTED AT THE ANNUAL MEETING. YOU MAY SUBMIT YOUR PROXY (1) BY TELEPHONE, (2) OVER THE INTERNET, OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE PROXY CARD.

Rayonier Inc.    .      50 North Laura Street      .     Jacksonville, FL 32202
          Telephone (904) 357-9100      .      Fax (904) 357-9101

[Rayonier Logo]

                                PROXY STATEMENT

                        Annual Meeting of Shareholders
                            Thursday, May 17, 2001

  This Proxy Statement and accompanying proxy are being mailed to shareholders of Rayonier Inc. ("Rayonier" or the "Company") commencing March 29, 2001 in connection with the solicitation of proxies by Rayonier for the 2001 Annual Meeting of Shareholders to be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on Thursday, May 17, 2001 at 4:00 P.M. or at any adjournment thereof (the "Annual Meeting"). The enclosed proxy is solicited on behalf of the Board of Directors of Rayonier.

  When your proxy is properly submitted, either by telephone, Internet or mail, the shares it represents will be voted in accordance with your specifications. If you submit your proxy but do not specify any choices you will thereby confer discretionary authority for your shares to be voted as recommended by the Board of Directors. The proxy also confers discretionary authority on the individuals named therein to vote the shares on any matter that was not known by the Board of Directors on the date of this Proxy Statement but is properly presented at the Annual Meeting.

  Your vote is important, and the Board of Directors urges you to exercise your right to vote.

  The directors shall be elected by a plurality of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. Other matters voted on at the Annual Meeting shall be determined by a majority of votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter. Votes withheld, abstentions and broker non-votes on returned proxies and ballots are not considered votes cast and shall be counted as neither for nor against a matter or nominee, but the shares represented by such a withheld vote, abstention or broker non-vote shall be considered present at the Annual Meeting for quorum purposes.

  You may revoke your proxy at any time before it is exercised by giving written notice to W. Edwin Frazier, III, Corporate Secretary of Rayonier, or by submitting a later proxy by telephone, Internet or mailing a subsequently dated proxy card. You may also revoke your proxy by attending the meeting, withdrawing the proxy, and voting in person.

  Each of the 27,133,681 Rayonier Common Shares ("Common Shares") outstanding at the close of business on March 19, 2001 is entitled to one vote at the Annual Meeting. The presence in person or by proxy of shareholders holding a majority of these outstanding Common Shares will constitute a quorum for the transaction of business at the Annual Meeting.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

  The following table shows as of December 31, 2000 the holdings of persons known to the Company to be the beneficial owners of more than five percent of the Common Shares, the only outstanding voting securities of the Company.

                                                           Amount and
                                                             Nature
                                                          Of Beneficial   % of
Name and Address of Beneficial Owner                        Ownership   Class(a)
------------------------------------                      ------------- --------
Southeastern Asset Management, Inc. ..................... 5,173,500(b)   19.09%
 6075 Poplar Ave., Suite 900
 Memphis, TN 38119
Perkins, Wolf, McConnell & Company....................... 1,852,950(c)    6.84%
 53 W. Jackson Blvd., Suite 722
 Chicago, IL 60604
 and
Berger Small Cap Value Fund
 210 University Blvd., Suite 900
 Denver, CO 80206
Arnold and S. Bleichroeder, Inc. ........................ 1,844,000(d)    6.80%
Arnold and S. Bleichroeder Advisers, Inc.
 1345 Avenue of Americas
 New York, NY 10105
Franklin Mutual Advisors, LLC............................ 1,515,346(e)    5.60%
 51 John F. Kennedy Parkway
 Short Hills, NJ 07078

--------
(a) Based on 27,104,462 total Common Shares outstanding at December 31, 2000.

(b) Holdings as of December 31, 2000 as reported to the Securities and Exchange Commission ("SEC") on Schedule 13G dated February 1, 2001. This filing was made by Southeastern Asset Management, Inc. ("Southeastern"), Longleaf Partners Fund and Mr. O. Mason Hawkins ("Hawkins"), Chairman of the Board and C.E.O. of Southeastern. According to this filing, of the 5,173,500 shares referred to above, Southeastern has (i) sole voting power as to 1,852,100 shares; (ii) no voting power as to 421,400 shares; (iii) sole dispositive power as to 2,273,500 shares; and (iv) shared voting power and shared dispositive power as to 2,900,000 shares. The 2,900,000 shares referred to in (iv) (representing 10.7% of Rayonier's total outstanding Common Shares at December 31, 2000) are owned by Longleaf Partners Fund, a series of Longleaf Partners Fund Trust, an open-end management investment company registered under the Investment Company Act of 1940. The report indicates that all of the securities covered thereby are owned legally by Southeastern's investment advisory clients and that none are owned directly or indirectly by Southeastern. The report also indicates that Hawkins is identified as a filing person in the event he could be deemed to be a controlling person of Southeastern as the result of his official positions with Southeastern or ownership of its voting securities. The existence of such control is expressly disclaimed. Both Southeastern and Hawkins disclaim beneficial ownership of any of the securities covered by the filing pursuant to SEC Rule 13d-4. Finally, the report indicates that the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing control of Rayonier and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(c) Holdings as of December 31, 2000 as reported to the SEC on Schedule 13G on February 15, 2001. According to this filing, of the 1,852,950 shares referred to above, Perkins, Wolf, McConnell & Company, a broker-dealer and investment advisor registered with the SEC ("PWM"), has (i) sole voting power and sole dispositive power as to 23,650 shares and (ii) shared voting power and shared dispositive power as to 1,829,300 shares. As reported to the SEC on Schedule 13G on February 14, 2001, of the 1,829,300 shares referred to in (ii) above, PWM, as sub investment advisor, shares voting power and dispositive power as to 1,500,000 shares (representing 5.54% of Rayonier's total outstanding Common Shares at December 31, 2000) with Berger Small Cap Value Fund, a portfolio series established under the Berger Omni Investment Trust, an open-end management investment company registered with the SEC. Both reports indicate that all reported shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing control of Rayonier and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(d) Holdings as of December 31, 2000 as reported to the SEC on Schedule 13G dated February 13, 2001. According to this filing, Arnold and S. Bleichroeder, Inc. and Arnold and S. Bleichroeder Advisors, Inc., broker-dealers or investment advisors registered with the SEC, have shared voting power and shared dispositive power as to all 1,844,000 shares referenced above. The report indicates that the shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of Rayonier and were not acquired in connection with or as a participant in any transaction having such purposes or effect.

(e) Holdings as of December 31, 2000 as reported to the SEC on Schedule 13G dated January 19, 2001. According to this filing, Franklin Mutual Advisors, LLC ("Franklin") has sole voting power and sole dispositive power as to all 1,515,346 shares referred to above. The report further indicates that all of the shares covered by the filing are beneficially owned by one or more open-end investment companies or other managed accounts which, pursuant to advisory contracts, are advised by Franklin. Franklin disclaims any economic interest or beneficial ownership in any of the shares covered by the filing. Finally, the report indicates that the shares were acquired in the ordinary course of business and not with the purpose or effect of changing or influencing control of Rayonier and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

  The table set forth below gives information concerning Common Shares beneficially owned as of March 2, 2001 by each of the Company's directors, each of the Company's five highest paid executive officers in 2000, and all directors and executive officers as a group. All Common Shares in the table below are owned directly by the individual concerned unless otherwise indicated:

                                           Beneficial Ownership
                              -------------------------------------------------
                                                 (3)                   (5)
                                               Column      (4)        Sum of
                                               (2) as  Exercisable Columns (2)
        (1)                        (2)         Percent    Stock     and (4) as
Name of Beneficial            Common Shares      of      Options    Percent of
       Owner                      Owned         Class      (a)       Class(b)
------------------            -------------    ------- ----------- ------------
Rand V. Araskog..............    200,851           *           0          *
Ronald M. Gross..............    137,330           *     310,841       1.63%
Paul G. Kirk, Jr.............      3,210           *           0          *
W. Lee Nutter................    132,379(c)(d)     *     213,218       1.26%
Katherine D. Ortega..........      3,200           *           0          *
Burnell R. Roberts...........      3,500           *           0          *
Carl S. Sloane...............      2,400           *           0          *
Ronald Townsend..............          0(e)        *           0          *
Gordon I. Ulmer..............      4,500           *           0          *
William S. Berry.............     33,653(c)        *     108,540          *
Gerald J. Pollack............     17,365(c)        *      61,006          *
John P. O'Grady..............     26,649(c)        *      75,334          *
William A. Kindler...........     13,284(c)        *      47,000          *
Directors and executive
 officers as a group (13
 persons)....................    578,321(c)      2.1%    815,939       5.00%

--------
 * Less than 1%.

(a) Pursuant to regulations of the SEC, shares receivable upon exercise of employee stock options exercisable within 60 days after March 2, 2001 are deemed to be beneficially owned at said date.

(b) The calculation of percentage ownership for each individual and for all directors and executive officers as a group in this column (i) includes in such individual's and group's ownership both shares directly owned and shares receivable upon exercise of employee stock options exercisable within 60 days after March 2, 2001, and (ii) reflects an increase in the number of shares outstanding by the number of shares receivable upon exercise of such options by such individual or such group, as the case may be.

(c) All Common Shares are owned directly except as set forth in this Note (c). The following amounts were allocated under the Rayonier Investment and Savings Plan for Salaried Employees (the "Savings Plan") as of March 1, 2001 to the accounts of: Mr. Nutter, 19,343 shares; Mr. Berry, 4,734 shares; Mr. Pollack, 1,895 shares; Mr. O'Grady, 4,514 shares; Mr. Kindler, 1,298 shares; and all directors and executive officers as a group, 31,784 shares.

(d) Includes a restricted stock award to Mr. Nutter of 5,000 Common Shares effective January 2, 1999.

(e) Mr. Townsend was elected to the Board of Directors on February 16, 2001.

Section 16 Reports

  The Federal securities laws require Rayonier's directors and executive officers, and persons who own more than ten percent of a registered class of Rayonier's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange, Inc. initial reports of ownership and reports of changes in ownership of any equity securities of Rayonier. To Rayonier's knowledge, based solely on representations that no other reports were required, the required reports have been filed on a timely basis on behalf of all persons subject to these requirements.

         SHARE OWNERSHIP BY DIRECTORS, SENIOR MANAGEMENT AND EMPLOYEES

  The Board of Directors of Rayonier encourages share ownership by all employees of Rayonier and believes that it is important for directors and senior management to acquire a substantial ownership position in Rayonier. Such share ownership is characteristic of successful public companies and underscores the level of commitment that Rayonier's management team has to the future success of the business.

  Guidelines currently in effect encourage Rayonier share ownership by directors at a level equal to three times their annual retainer.

  Guidelines currently in effect for share ownership by officers at the level of Vice President or above are as follows:

                                                     Share Ownership Guidelines
                      Position/Level                 as Multiple of Base Salary
                      --------------                ----------------------------
       Chairman, President and Chief
        Executive Officer..........................              4X
       Executive Vice President....................              3X
       Senior Vice President.......................              2X
       Vice President..............................              1X

  Participation in the guidelines program is voluntary, with a strong company preference on achieving ownership goals. Ownership includes restricted shares awarded under the Rayonier 1994 Incentive Stock Plan, options that have been exercised and shares held, Savings Plan shares, Dividend Reinvestment Plan shares and Common Shares purchased in the open market.

  Target ownership levels for directors or officers at the level of Vice President or above are to be achieved over a 3-year period, and all individuals who had been Vice President or above for three or more years as of the end of 2000 have achieved their target levels of ownership.

                              SHAREHOLDER RETURN

  The table below represents a comparison of the performance from 1995-2000 of Common Shares (assuming reinvestment of dividends) with a broad-based market index (Standard & Poor's 500) and with two Custom Composite Indices. Each Custom Composite Index contains 13 stocks of 12 forest products companies. The Old Custom Composite Index formed the comparison group for purposes of Contingent Performance Shares awarded to senior executives of Rayonier in 1998 and 1999. The Company has since re-evaluated its selection of peer group companies and determined that the Old Composite Index was no longer truly representative of Rayonier's business profile. Therefore, a revised index, the New Custom Composite Index consisting of companies believed to be more representative of Rayonier's current business profile, has been used for purposes of Contingent Performance Shares awarded in 2000 and described in this Proxy Statement.

  A complete description of each Custom Composite Index is provided in the notes below. In addition, the performances of both indices appear in the table as indicated:
                            CUMULATIVE TOTAL RETURN
         Based upon an initial investment of $100 on December 31, 1995 with dividends reinvested

                                    [GRAPH]

                              31-Dec-95 31-Dec-96 31-Dec-97 31-Dec-98 31-Dec-99 31-Dec-00
-----------------------------------------------------------------------------------------
  Rayonier Inc.                 $100      $119      $135      $150      $163      $139

-----------------------------------------------------------------------------------------
  S&P 500(R)                    $100      $123      $164      $211      $255      $232

-----------------------------------------------------------------------------------------
  Old Custom Composite Index
   (13 Stocks)                  $100      $110      $119      $124      $172      $136

-----------------------------------------------------------------------------------------
  New Custom Composite Index
   (13 Stocks)                  $100      $111      $120      $121      $168      $134

Notes:

(a) The 13-Stock Old Custom Composite Index consists of Boise Cascade Corp., Champion International Corp. (through First Quarter 2000), Georgia-Pacific Corp., Georgia-Pacific Timber Group (included since its issuance by Georgia-Pacific on 12/17/1997), International Paper Co., Longview Fibre Co., Mead Corp., Potlatch Corp., Plum Creek Timber Co., L.P., Union Camp Corp. (through First Quarter 1999), Westvaco Corp., Weyerhaeuser Co. and Willamette Industries Inc.

(b) The 13-Stock New Custom Composite Index consists of Boise Cascade Corp., Buckeye Technologies Inc., Champion International Corp. (through First Quarter 2000), Georgia-Pacific Corp., Georgia-Pacific Timber Group (included since its issuance by Georgia-Pacific on 12/17/1997), International Paper Co., Longview Fibre Co., Mead Corp., Potlatch Corp., Plum Creek Timber Co., L.P., Westvaco Corp., Weyerhaeuser Co. and Willamette Industries Inc.

                             ELECTION OF DIRECTORS

  The Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall performance of Rayonier. The Board reviews significant developments affecting Rayonier and acts on matters requiring Board approval. The Board held nine meetings during 2000.

  The Board is divided into three classes serving staggered terms. The terms of the three directors of Class I, Ronald M. Gross, Katherine D. Ortega and Burnell R. Roberts, will expire at the 2001 Annual Meeting and each has been nominated for re-election for a term expiring in 2004. On February 16, 2001, the Board elected Ronald Townsend as a director. Under the laws of North Carolina, where the Company is incorporated, Mr. Townsend is required to stand for election by the shareholders at the first Annual Meeting following his election by the Board. Mr. Townsend has been nominated to serve as a director of Class III, with a term expiring in 2003, to fill the vacancy in Class III resulting from the resignation of Nicholas L. Trivisonno following a change in Mr. Trivisonno's principal position. Unless there is a contrary indication, the Common Shares represented by valid proxies will be voted for the election of all four nominees. The Board has no reason to believe that any nominee will be unable to serve as a director. If for any reason a nominee should become unable to serve, the Common Shares represented by valid proxies will be voted for the election of such other person as the Board may recommend.

  The following pages present information about the persons who comprise Rayonier's current Board of Directors, including the four nominees for re-election.

       INFORMATION AS TO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Class I, Term Expires in 2004

  Ronald M. Gross, 67, Chairman Emeritus, Former Chairman of the Board and Chief Executive Officer, Rayonier--Mr. Gross joined Rayonier in 1978 as President and Chief Operating Officer and a director, and was given the additional responsibilities of Chief Executive Officer in 1981 and Chairman in 1984. He assumed the position of Chairman and Chief Executive Officer in 1996, served in that capacity until his retirement effective December 31, 1998, and was named Chairman Emeritus effective January 1, 1999. The Company has agreed to cause Mr. Gross to be nominated for election as a Class I Director at this year's Annual Meeting and at the 2004 Annual Meeting. He has agreed that if re-elected, he will continue to serve in his capacity as a Class I Director through the Company's Annual Meeting in 2007. Mr. Gross also serves as a director of Corn Products International, Inc. and The Pittston Company. He is a graduate of Ohio State University and the Harvard University Graduate School of Business Administration.

  Katherine D. Ortega, 66, Former Treasurer of the United States--Ms. Ortega served as the 38th Treasurer of the United States from September 1983 through June 1989 and as Alternate Representative of the United States to the United Nations General Assembly during 1990 to 1991. Prior to these appointments, she served as a Commissioner on the Copyright Royalty Tribunal, and was a member of the President's Advisory Committee on Small and Minority Business. Ms. Ortega currently serves on the Boards of Directors of Ultramar Diamond Shamrock Corporation, Ralston Purina Company and The Kroger Co., and is a member of the Washington Mutual Investors Fund Advisory Board. She is a graduate of Eastern New Mexico University and holds three honorary Doctor of Law Degrees and one honorary Doctor of Social Science Degree. She was first elected a director of Rayonier in 1994.

  Burnell R. Roberts, 73, Retired Chairman of the Board and director, Sweetheart Holdings, Inc. and Sweetheart Cup Company (producer of plastic and paper disposable food service and food packaging products)--Mr. Roberts served in these positions from August 1993 until March 1998. He previously served as Chairman of the Board and Chief Executive Officer of The Mead Corporation (an integrated manufacturer of paper and forest products) from April 1982 until his retirement in May 1992 and was a director of The Mead Corporation from October 1981 until May 1993. He serves as a director of DPL Inc. and p4A.com Ltd.; a Limited Partner of American Industrial Partners, L.P. and Metapoint Partners, L.P.; and a trustee of Granum Value Fund. He is a graduate of the University of Wisconsin and the Harvard University Graduate School of Business Administration. He was first elected a director of Rayonier in 1994.

Class III, Term Expires in 2003

  Ronald Townsend, 59, Communications Consultant--Mr. Townsend has been a communications consultant based in Jacksonville, Florida since 1997. He retired from Gannett Company (a diversified news and information company) in 1996 after serving 22 years in positions of increasing responsibility, most recently as President of Gannett Television Group from 1989 to 1996. Mr. Townsend currently serves as a director of ALLTEL Corporation, Bank of America Corporation and Winn-Dixie Stores, Inc. He attended City College of New York, Bernard Baruch. He was first elected a director of Rayonier on February 16, 2001.

INFORMATION AS TO OTHER DIRECTORS

Class II, Term Expires in 2002

  Paul G. Kirk, Jr., 63, of Counsel to Sullivan & Worcester (law firm)--Mr. Kirk became a partner in the law firm of Sullivan & Worcester in 1977 and is presently of Counsel to the firm. He served as Chairman of the Democratic National Committee from 1985 to 1989. Mr. Kirk is a director of Kirk & Associates, Inc., of which he also is Chairman and Treasurer. He is a Trustee of Stonehill College and St. Sebastian's School and Chairman of the Board of the Directors of the John F. Kennedy Library Foundation. Mr. Kirk also serves as Co-Chairman of the Commission on Presidential Debates and is a director of the Hartford Financial Services Group, Inc. He is a graduate of Harvard College and Harvard Law School. He was first elected a director of Rayonier in 1994.

  Carl S. Sloane, 64, Professor Emeritus, Harvard University Graduate School of Business Administration--Mr. Sloane was the Ernest L. Arbuckle Professor of Business Administration, Harvard University Graduate

School of Business Administration, from 1991 until his retirement in 2000, and is presently Professor Emeritus. Prior to joining the Harvard faculty, he spent thirty years in management consulting, the last twenty with the firm he co-founded, Temple, Barker & Sloane, Inc., and its successor firm, Mercer Management Consulting, where he served as Chairman and Chief Executive. Mr. Sloane is also a director of Ionics, Inc., The Pittston Company and Sapient Corporation. He is a graduate of Harvard College and the Harvard University Graduate School of Business Administration. He was first elected a director of Rayonier in 1997.

  Gordon I. Ulmer, 68, Former Chairman and Chief Executive Officer of Connecticut Bank and Trust Company and Retired President of the Bank of New England Corporation--Mr. Ulmer joined Connecticut Bank and Trust Company (CBT) in 1957 and held numerous positions before being elected President and director in 1980 and Chairman and Chief Executive Officer in 1985. In 1988 he was elected President of the Bank of New England Corporation (BNEC), the holding company of CBT. He retired as President of BNEC in December 1990. Mr. Ulmer also serves as a director of The Hartford Financial Services Group, Inc. He is a graduate of Middlebury College, the American Institute of Banking and the Harvard University Graduate School of Business Administration Advanced Management Program and attended New York University's Graduate School of Engineering. He was first elected a director of Rayonier in 1994.

Class III, Term Expires in 2003

  Rand V. Araskog, 69, Retired Chairman and Chief Executive Officer of ITT Corporation (a diversified global corporation engaged in the hospitality and entertainment businesses and the information services businesses)--Mr. Araskog served as chief executive of ITT Corporation (including a predecessor corporation of the same name) beginning in 1979 and chairman beginning in 1980 until he retired in 1998. He is a director of The Hartford Financial Services Group, Inc., ITT Educational Services, Inc., ITT Industries, Inc., Dow Jones & Company, Inc. and Shell Oil Company. Mr. Araskog is a graduate of the U.S. Military Academy at West Point and attended the Harvard Graduate School of Arts and Sciences. He was first elected a director of Rayonier in 1994.

  W. Lee Nutter, 57, Chairman, President and Chief Executive Officer of Rayonier--Mr. Nutter joined Rayonier in 1967 in the Northwest Forest Operations and was named Vice President, Timber and Wood in 1984, Vice President, Forest Products in 1985, Senior Vice President, Operations in 1986 and Executive Vice President in 1987. He was elected President and Chief Operating Officer and a director of Rayonier on July 19, 1996 and was elected to his present position effective January 1, 1999. Mr. Nutter is a member of the Board of Directors and the Executive Committee of the American Forest and Paper Association and serves on the Executive Committee of the National Council for Air and Stream Improvement. He is a graduate of the University of Washington and the Harvard University Graduate School of Business Administration Advanced Management Program.

Committees of the Board

  The standing committees of the Board are the Audit, Compensation and Management Development, Nominating and Finance Committees.

  The Audit Committee, which is comprised entirely of non-employee directors, supports the independence of the Company's external and internal auditors and the objectivity of the Company's financial statements. The Committee is also responsible for ensuring that the Company endeavors to comply with all laws applicable to the conduct of its business and that it conducts its business in an ethical and responsible manner. The current members of the Audit Committee are Messrs. Ulmer (Chairman), Araskog and Sloane and Ms. Ortega. The Committee held six meetings during 2000.

  The Compensation and Management Development Committee, which is comprised entirely of non-employee directors, oversees the compensation and benefits of employees, evaluates management performance, establishes executive compensation and reviews management succession and development matters. The Committee approves individual compensation actions for the Chairman, President and Chief Executive Officer and all senior executives, including base salaries, annual bonuses and long-term incentive awards. In the performance of its functions, the Compensation and Management Development Committee has access to independent legal and compensation counsel. The current members of the Compensation and Management Development Committee are Messrs. Roberts (Chairman), Kirk, Sloane and Townsend. The Committee held five meetings during 2000.

  The Nominating Committee, which is comprised entirely of non-employee directors, makes recommendations concerning the organization, size and composition of the Board of Directors and its Committees, proposes nominees for election to the Board and its Committees and considers the qualifications, compensation, performance and retirement of directors. This Committee will consider shareholders' recommendations for nominees for membership on the Board of Directors, provided such recommendations for nominees to be proposed at any Annual Meeting are made in writing addressed to the Secretary of the Company prior to the fifteenth of December preceding the date of such meeting. The current members of the Nominating Committee are Messrs. Kirk (Chairman) and Townsend and Ms. Ortega. The Committee held three meetings during 2000.

  The Finance Committee oversees management, and advises the Board, concerning certain issues with respect to the financial structure of the Company, such as the Company's financial and tax strategies, capital structure, financings, risk management policies, dividend policies, investment policies and performance of the pension and savings plans. The current members of the Finance Committee are Messrs. Gross (Chairman), Araskog, Nutter, Roberts and Ulmer. The Committee held five meetings during 2000.

  On average, directors attended over 91 percent of the aggregate meetings of the Board of Directors and Committees on which they served during 2000, and no incumbent director attended less than 75 percent of such meetings.

Directors' Compensation

  Members of the Board who are employees of Rayonier are not compensated for service on the Board or its Committees. Non-employee directors receive an annual retainer of $15,000 in cash plus an award of 500 Common Shares; in addition, they receive a fee of $1,000 for attendance at each Board meeting, $1,000 for attendance at each meeting of a Committee on which they serve and $1,000 for each trip taken to one of the Company's facilities for a business purpose other than a Board or Committee meeting.

  Mr. Gross provides consulting services to the Board pursuant to a Consulting Agreement entered into in connection with his retirement on December 31, 1998. In such capacity, Mr. Gross is entitled to an annual retainer of $50,000, apart from his compensation as a director. The term of this arrangement is for the period from January 1, 1999 through the date of the Company's Annual Meeting in 2007.

Directors' Charitable Award Program

  To recognize the interest of Rayonier and its directors in supporting worthy educational institutions and other charitable organizations, the Company has established the Director's Charitable Award Program which permits each director to nominate up to five organizations to share a contribution of $1 million from The Rayonier Foundation, a tax-exempt charitable foundation funded by the Company. These contributions will be made by the Foundation in ten annual installments after the death of a director. The Foundation will not make a donation on behalf of any director unless he or she (1) completes sixty full months of service as a director, (2) dies or becomes disabled while serving as a director or (3) is actively serving as a director if and when a change in control occurs. There is minimal cost to this program to Rayonier as the Company has acquired joint life insurance contracts on the lives of its directors, and the proceeds from these contracts will be adequate to fund Rayonier's contributions to the Foundation related to the program and to fund the premium costs of the contracts. Directors will receive no financial benefit from this program since the charitable deduction and insurance proceeds accrue solely to the Company.

                            EXECUTIVE COMPENSATION

                             ---------------------

                            REPORT OF THE RAYONIER
                          COMPENSATION AND MANAGEMENT
                             DEVELOPMENT COMMITTEE

To Our Shareholders:

  The Compensation and Management Development Committee (the "Committee") oversees the compensation and benefits of Rayonier employees. The Committee must approve individual compensation actions for the Chairman, President and Chief Executive Officer and all senior executives. Specifically, the Committee must approve base salaries, annual bonuses and long-term incentive awards. The Committee uses outside compensation expertise and outside legal counsel.

Components of Compensation

  The key elements of the Company's executive compensation program are base salary, annual bonus incentives and long-term compensation. These key elements are addressed separately below. In determining each component of compensation, the Committee also considers all other elements of an executive's total compensation package, including insurance and other benefits.

  The Committee believes that the Company's direct competitors for executive talent, especially at senior levels, are to be found not only in the forest products sector but also in the broader-based general industry. Therefore, the Committee relates total compensation levels for the Company's senior executives to the median compensation paid to executives of comparative companies within the forest products and general industry sectors.

Base Salary

  The Committee has oversight of the general administration of base salaries, salary grades and salary range structure for the Company's 52 executives. The Committee regularly reviews each senior executive's base salary.

Base salaries are competitive and are targeted at market levels. The Committee authorizes base salary adjustments in recognition of the executive's level of responsibilities, performance, prior experience, breadth of knowledge, internal equity issues and external pay practices.

  The normal interval between salary reviews for most executives is 12 months. Executive salary actions, comprised of merit pay, equity adjustments and promotional increases for 2000 averaged 5.8 percent on an annualized basis. Merit increases averaged 4.5 percent. Mr. Nutter's year 2000 base salary was $525,000.

Annual Bonus Incentive

  The Rayonier Annual Incentive Bonus Plan ("Annual Plan") provides eligible executives and key managers with direct financial incentives in the form of cash bonuses for achieving specific annual company, business unit and individual performance goals.

  The current Annual Plan formula measures actual net income, return on total capital ("ROTC") and operating funds flow ("OFF") against the approved budgeted amounts for the year for each performance measure. Net income, ROTC and OFF performance are weighted 60 percent, 25 percent and 15 percent, respectively. The maximum bonus pool is 150 percent of the aggregate standard bonus pool. Individual bonus amounts within the authorized pool are determined on a discretionary basis, taking into account specific personal contributions during the year. Bonuses earned in the calendar year are paid out in the first quarter of the subsequent year. For 2000, corporate performance was at 130 percent of targeted financial goals and the bonus pool was set at that level. All bonuses were awarded by February 16, 2001.

  Under the Annual Plan, as reflected in the Summary Compensation Table on page 14, Mr. Nutter was paid $525,000 in connection with 2000 Company and individual performance. Mr. Nutter's bonus is competitive with annual incentive compensation paid other executives at comparable forest products and general industry sector companies.

Long-Term Incentives

  The Rayonier 1994 Incentive Stock Plan ("Stock Plan") provides for the award of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance shares or any combination thereof to executives and key employees as long-term compensation incentives.

  In making awards under the Stock Plan, the Committee considers individual performance criteria, levels of responsibility and prior experience, as well as historical award data and compensation practices at comparable forest products sector and general industry companies.

  Long-term incentive grants for 2000 under the Stock Plan are reflective of Rayonier's approach to total compensation, relative to market level pay practices of comparable companies, with a greater emphasis on at-risk rewards that closely align management performance with shareholder value.

  Stock Options. Non-qualified stock options to acquire Rayonier Common Shares are granted at an option price that is not less than the fair market value of a Common Share on the date of grant. The size of the non-qualified option grant is based primarily on competitive practice and is generally targeted to be at the median of option values granted by comparative forest products and general industry sector companies and adjusted based upon individual factors and historical award data. In 2000, non-qualified stock option awards totaling 373,250 shares were granted to 109 executives and key employees.

  On January 3, 2000, the Committee awarded to Mr. Nutter non-qualified options to acquire 50,000 Company shares at an exercise price of $46.75 as determined by the market price on that day. Mr. Nutter now owns 132,379 Common Shares, as detailed in the table on page 4.

  Performance Shares. In addition to traditional non-qualified stock options, the Committee has used the flexibility provided under the Stock Plan to grant long-term incentives in the form of Contingent Performance Shares.

  Contingent Performance Shares are granted to senior executives responsible for sustained Company Total Shareholder Return performance ("TSR"), as measured against the average performance of a selection of 12 comparative forest products peer group companies over a designated period. Share awards are contingent upon exceeding average peer group performance. The Share Award Valuation Formula provides a 100 percent share award when Rayonier outperforms the peer group companies by 20 percent. Failure to perform at 60 percent of the peer group companies' average results in zero award.

  TSR is calculated by measuring the growth in value of a hypothetical $100 investment in each of the forest products peer group companies over the performance period, assuming all dividends are reinvested quarterly. Award payment is in the form of Rayonier Common Shares and may range from zero to a maximum of 150 percent of the target awards based upon TSR performance. The TSR goals reflect the emphasis on creation of long-term shareholder value.

  In determining the size of Contingent Performance Share grants, the Committee considers the contingent value of the award, competitive practices and the level of responsibility of each senior executive.

  Contingent Performance Shares granted on January 1, 1997 (1997 Class) measured Rayonier's TSR performance against that of 12 forest products peer group companies for the 45-month period from January 1, 1997, through September 30, 2000. The TSR performance period, which is usually 36 months, was extended an additional nine months in October 1999 to allow the market time to better evaluate Rayonier's performance in conjunction with the impact of the 1999 strategic acquisition of 968,000 acres of timberlands in the Southeast United States. Actual TSR performance translated into an award payment in October 2000 of a number of Common Shares equal to 150 percent of the Contingent Performance Shares awarded. A total of 93,000 Rayonier Common Shares were awarded to seven senior executives at the 150 percent payout level from a reserve of 93,000 available shares. Under the 1997 Contingent Performance Share Award Program, Mr. Nutter received an award of 19,500 Rayonier Common Shares.

  Contingent Performance Shares granted to seven senior executives on January 1, 1998 (1998 Class) measured Rayonier TSR performance against that of 12 forest products peer group companies for the 36-month period from January 1, 1998 through December 31, 2000. Rayonier's TSR performance for the period was less than 60 percent of the peer group's average and, therefore, no award payments were made. A total of 91,500 Common Shares were returned to the Plan.

  A total of 80,000 Contingent Performance Shares (2000 Class) were granted to seven senior executives in 2000. Grants were made for a 36-month performance period commencing January 1, 2000 through December 31, 2002. On January 3, 2000, the Committee awarded Mr. Nutter 20,000 Contingent Performance Shares.

Policy with Respect to the $1 Million Deduction Limit

  Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met. Compensation payable solely on account of the attainment of performance goals is excluded from the $1 million limitation. Based upon an analysis of total executive compensation for 2000, there are no executives within the Company whose non-performance based compensation exceeds the deduction limitation threshold.

  This report is furnished by the members of the Compensation and Management Development Committee.

                                        Burnell R. Roberts
                                        Committee Chairman
                                        Paul G. Kirk, Jr.
                                        Carl S. Sloane
                                        Ronald Townsend

                          EXECUTIVE COMPENSATION DATA

  The following table discloses compensation received by Rayonier's Chief Executive Officer and four remaining most highly paid executive officers in 2000 for the three fiscal years ended December 31, 2000.

                          SUMMARY COMPENSATION TABLE

                                                   Long-Term Compensation
                                    Annual      -----------------------------
                                 Compensation          Awards         Payouts
                                --------------- --------------------- -------
                                                Restricted Securities
                                                  Stock    Underlying  LTIP    All Other
    Name and Principal          Salary   Bonus    Awards    Options   Payouts Compensation
         Position          Year   ($)     ($)     (1)($)      (#)     (2)($)     (3)($)
    ------------------     ---- ------- ------- ---------- ---------- ------- ------------
W. Lee Nutter              2000 524,186 525,000        --    50,000   691,080   307,612
 Chairman, President and   1999 419,769 400,000  $227,800    30,000   342,633    96,682
 Chief Executive Officer   1998 360,000 235,000        --    28,000   687,885    58,824

William S. Berry           2000 275,992 160,000        --    25,000   531,600   137,496
 Executive Vice President, 1999 263,938 130,000        --    12,000   256,975    51,746
 Forest Resources and      1998 255,962 105,000        --    15,000   562,815    19,655
 Wood Products

Gerald J. Pollack          2000 299,587 200,000        --    25,000   372,120   152,519
 Senior Vice President and 1999 244,500 140,000        --    12,000   228,422    46,926
 Chief Financial Officer   1998 235,500  88,000        --    14,000   500,280    14,820

John P. O'Grady            2000 269,730 155,000        --    25,000   318,960   122,501
 Senior Vice President,    1999 232,375 128,000        --    12,000   171,317    36,398
 Administration            1998 220,000  95,000        --    14,000   312,675    15,417

William A. Kindler         2000 231,519 140,000        --    15,000   212,640    11,449
 Senior Vice President,    1999 223,385  80,000        --     7,500        --    17,635
 Performance Fibers        1998 215,000  45,000        --    17,000        --    15,399

--------
(1) On January 4, 1999, Mr. Nutter received an award of 5,000 restricted shares. Such shares will vest on January 4, 2002, provided that Mr. Nutter remains continuously in the employ of the Company through the vesting date. All dividends paid on such shares during the period prior to vesting are withheld and accumulated by the Company. Upon vesting, the Company will pay Mr. Nutter an amount equal to all dividends paid and accumulated with respect to the shares, together with interest thereon at a rate equal to the prime rate as reported in The Wall Street Journal, adjusted and compounded annually. The total value as of December 31, 2000 of these restricted stock holdings was $213,776.

(2) The amounts shown for 2000 represent the value on October 5, 2000 of award payments made on that date pursuant to the vesting of Contingent Performance Shares awarded on January 3, 1997, as discussed on page 13 under the heading "Performance Shares." The gross number of Common Shares paid were as follows: Mr. Nutter, 19,500 shares; Mr. Berry, 15,000 shares; Mr. Pollack, 10,500 shares; Mr. O'Grady, 9,000 shares; and Mr. Kindler, 6,000 shares.

    The amounts shown for 1999 represent the value on January 13, 1999 of award payments made on that date pursuant to the vesting of Contingent Performance Shares awarded on January 2, 1996. The performance period was for a period of 36 months ending on December 31, 1998 with TSR performance measured against a 12 forest products sector peer company grouping for the same period. Actual TSR performance by Rayonier of 141 percent of the TSR performance by the peer group companies translated into an award payment in January 1999 of a number of Common Shares equal to 126.2 percent of the Performance Shares awarded. The gross number of Common Shares paid were as follows: Mr. Nutter, 7,572 shares; Mr. Berry, 5,679 shares; Mr. Pollack, 5,048 shares; and Mr. O'Grady, 3,786 shares.

    The amounts shown for 1998 represent the value on January 14, 1998 of award payments made on that date pursuant to the vesting of Contingent Performance Shares awarded on January 3, 1995. The performance period was for a period of 36 months ending on December 31, 1997 with TSR performance measured against a 12 forest products sector peer company grouping for the same period. Actual TSR performance by Rayonier of 197.04 percent of the TSR performance by the peer group companies translated into an award payment in January 1998 of a number of Common Shares equal to 150 percent of the Performance Shares awarded. The gross number of Common Shares paid were as follows: Mr. Nutter, 16,500 shares; Mr. Berry, 13,500 shares; Mr. Pollack, 12,000 shares; and Mr. O'Grady, 7,500 shares.

    Mr. Kindler was hired September 1, 1996 and therefore did not participate in the awards which vested in 1999 or 1998.

(3) The amounts shown for 2000 include amounts paid to reimburse moving expenses and to cover other expenses associated with relocation of Messrs. Nutter, Berry, Pollack and O'Grady. Such amounts, including tax gross-up, were as follows: Mr. Nutter, $162,386; Mr. Berry, $97,937; Mr. Pollack, $108,347; and Mr. O'Grady, $90,775.

    Included in each of these years are amounts paid to enable each of the individuals to purchase an insurance policy to protect their right to receive all deferred benefits provided by the Company or ITT Industries Inc. (formerly ITT Corporation), including tax gross-up, as follows: Mr. Nutter, $136,184 (2000), $79,471 (1999), $44,064 (1998); Mr. Berry,
    $36,316 (2000), $40,924 (1999), $9,161 (1998); Mr. Pollack, $25,868
    (2000), $36,860 (1999), $5,164 (1998); Mr. O'Grady, $23,953 (2000),
    $26,870 (1999), $6,397 (1998); and Mr. Kindler, $9,378 (2000), $8,476
    (1999) and $6,584 (1998). Amounts shown in this column also include company contributions under the Savings Plan and the Rayonier Excess Savings and Deferred Compensation Plan, both of which are defined contribution plans. Rayonier has made matching contributions to each of these plans in an amount equal to 60 percent of an employee's contribution not to exceed 3.6 percent of such employee's salary. Under these plans, Rayonier also makes a non-matching contribution equal to one-half of one percent of an employee's salary.

Option Grants to Rayonier Executives in Last Fiscal Year

  The following table provides information on fiscal year 2000 awards to Rayonier executives of options to purchase Common Shares:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             Individual Grants
                                     ---------------------------------
                                                                                       Potential Realizable
                                                                                         Value at Assumed
                          Number of                                                    Annual Rates of Stock
                         Securities                                                     Price Appreciation
                         Underlying   % of Total Stock                                  for Option Term (2)
                           Options   Options Granted to Exercise Price                 ----------------------
          Name           Granted (#) Employees in 2000   ($/share)(1)  Expiration Date   5%($)     10%( $)
          ----           ----------- ------------------ -------------- --------------- ---------- -----------
W. Lee Nutter...........   50,000          13.41            46.75         1/5/2010      1,470,041  3,725,373
William S. Berry........   25,000           6.71            46.75         1/5/2010        735,021  1,862,687
Gerald J. Pollack.......   25,000           6.71            46.75         1/5/2010        735,021  1,862,687
John P. O'Grady.........   25,000           6.71            46.75         1/5/2010        735,021  1,862,687
William A. Kindler......   15,000           4.02            46.75         1/5/2010        441,012  1,117,612

--------
(1) The exercise price per share is 100 percent of the fair market value of Common Shares on the date of grant, January 3, 2000. The exercise price may be paid in cash or in Common Shares valued at their fair market value on the date of exercise. Options granted to the named officers are exercisable as to one-third on the first anniversary, two-thirds on the second anniversary and in full on the third anniversary of the date of grant. Notwithstanding any other provisions of the 1994 Rayonier Incentive Stock Plan, upon the occurrence of a Change of Control of Rayonier (as defined in the Rayonier Salaried Employees Retirement Plan) (a) all options will generally become immediately exercisable for a period of 60 calendar days and (b) options will continue to be exercisable for a period of seven months in the case of an employee whose employment is terminated other than for cause or who voluntarily terminates employment because of a good faith belief that such employee will not be able to discharge his or her duties.

(2) At the end of the term of the options granted on January 3, 2000, the projected price of a Common Share would be $76.15 at an assumed annual appreciation rate of five percent and $121.26 at an assumed annual appreciation rate of ten percent. Gains to all shareholders at those assumed annual appreciation rates would be approximately $797 million and $2.0 billion, respectively, over the term of the options.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

  The following table provides information on option exercises in 2000 by the named Rayonier executives and the value of such executive's unexercised options to acquire Common Shares at December 31, 2000.

                                                        Number of
                                                       Securities         Value of
                                                       Underlying       Unexercised
                                                       Unexercised      In-the-Money
                          Options Exercised During     Options at     Options Held at
                                    2000                12/31/00        12/31/00(2)
                         --------------------------- ---------------  ----------------
                                             Value
                         Shares Acquired on Realized   Exercisable/     Exercisable/
          Name              Exercise (#)     ($)(1)  Unexercisable(#) Unexercisable($)
          ----           ------------------ -------- ---------------  ----------------
W. Lee Nutter...........         -0-           -0-   177,218/79,333    1,412,539/-0-
William S. Berry........        4,892        92,398   91,206/38,000      565,790/-0-
Gerald J. Pollack.......       14,103       245,445   44,006/37,666      163,336/-0-
John P. O'Grady.........         -0-           -0-    58,334/37,666      306,627/-0-
William A. Kindler......         -0-           -0-    33,834/25,666       19,062/-0-

--------
(1) Before taxes.

(2) The value reported in this column is based on the New York Stock Exchange consolidated trading closing price of Common Shares of $39.8125 on December 31, 2000.

Long-Term Incentive Awards to Rayonier Executives in Last Fiscal Year

  The following table provides information on fiscal year 2000 long-term incentive awards to Rayonier executives:

          AWARDS OF CONTINGENT PERFORMANCE SHARES IN LAST FISCAL YEAR

                                                    Estimate Future Payouts (3)
                                                    ----------------------------
                                                    Threshold            Maximum
                              Number    Performance  Shares     Target   Shares
           Name            of Shares(1)  Period(2)     (#)    Shares (#)   (#)
           ----            ------------ ----------- --------- ---------- -------
W. Lee Nutter.............    20,000     36 months   10,000     20,000   30,000
William S. Berry..........    15,000     36 months    7,500     15,000   22,500
Gerald J. Pollack.........    15,000     36 months    7,500     15,000   22,500
John P. O'Grady...........    12,000     36 months    6,000     12,000   18,000
William A. Kindler........     8,000     36 months    4,000      8,000   12,000

--------
(1) The numbers in this column represent the awards of Common Shares granted under Total Shareholder Return ("TSR") based Contingent Performance Share guidelines (forest products sector peer group performance which measures stock price appreciation, plus dividends reinvested quarterly, during the performance period).

(2) The performance period is for 36 months with TSR performance measured against a 12 forest products sector peer company grouping for the same period. The 12 forest products companies in the group are identified in the Notes to the Total Shareholder Return chart on page 7 of this Proxy Statement.

(3) Award payout is in the form of Common Shares and may range from zero to a maximum of 150 percent of the target award, based upon TSR performance (as discussed on page 13 under the heading "Performance Shares").

Rayonier Senior Executive Severance Pay Plan

  The Rayonier Supplemental Senior Executive Severance Pay Plan (the "Plan") provides for severance benefits for covered executives whose employment is terminated under conditions specified in the Plan within two years after the occurrence of a "Change in Control." The Plan provides two levels of benefits for covered executives, who include senior executives identified by the Compensation and Management Development Committee, based primarily on their position within the Company.

  Under the Plan, if any covered executive is terminated in a qualifying termination within two years after the occurrence of a Change in Control, such executive is entitled to receive severance benefits, based on his or her tenure with the Company, equal to up to three times annual base salary, in the case of Tier I executives, and up to two times annual base salary, in the case of Tier II executives, in each case determined on the basis of base salary immediately preceding the date of the qualifying termination. The Plan also provides that the covered executive will be paid in a lump sum the actuarially adjusted difference between: (a) the value of the covered executive's benefits under the Company's retirement plans after granting up to an additional 36 months of age and service, and including Company contributions that would have been made for up to an additional 36 months had the covered executive continued to participate in the plans at the level of compensation and rate of contribution in effect immediately preceding the Change in Control; and (b) the benefits actually payable to the executive under those retirement plans.

  Covered executives may elect prior to a Change in Control to receive the foregoing severance benefits over time in the form of salary continuation benefits provided the covered executive is available to perform advisory, consultative and similar services. The Plan provides that covered executives electing salary continuation will be eligible to continue to participate in the Company retirement plans and certain welfare benefits of the Company (excluding long-term and short-term disability and travel accident plans) during the period of salary continuation. If the salary continuation period terminates prior to the eligible period, the balance that would have been payable as a lump sum had salary continuation not been elected will be payable as a lump sum at that time.

  Without regard to whether the covered executive has elected salary continuation, the Plan provides for payment to each covered executive of a lump sum equal to three times the executive's target bonus award for the prior year, in the case of Tier I executives, and up to two times the executive's target bonus award for the prior year, in the case of Tier II executives, together with a prorated bonus award in respect of the year of termination. The target bonus award is based on the prior year's bonus plan, assuming a 100 percent performance factor.

  The Plan also provides for a gross-up for any excise taxes payable with respect to payments under the Plan and income taxes payable on the gross-up payment, reimbursement for outplacement services and the continuation of certain perquisites. As of March 2, 2001, the Plan covers six Tier I executives, including all executives named in the Summary Compensation Table, and 12 Tier II executives.

Rayonier Split-Dollar Life Insurance-Deferred Compensation Retention Benefit Program

  The Rayonier Split-Dollar Life Insurance-Deferred Compensation Retention Benefit Program (the "Program") was approved by the Compensation and Management Development Committee for implementation effective January 1, 2000. The Program is designed to promote retention of eligible senior executives by providing enhanced benefits for a 15-year period from date of retirement. The Program includes an early retirement benefit option available at the later of age 60 or five years from the Program implementation date, and the executive must remain in Rayonier's employ until retirement to be eligible for the enhanced benefits.

  The Company has purchased a split-dollar life insurance policy for each of the four eligible executives to facilitate funding of Program benefits. Premiums paid by the Company will be recaptured upon the executive's death. If death occurs prior to retirement, the premiums are refunded from the death benefit with the remainder paid to the executive's estate. If the executive's death is post-retirement, the Company will receive the entire death benefit proceeds.

  Change in control protection is provided for Program benefits both prior to and after retirement by virtue of the individual split-dollar life insurance policies being held in a trust established by the Company. Under the Trust Agreement, upon a "change of control" (as defined under the Rayonier Salaried Employees Retirement Plan) the Company would transfer any amounts due the eligible executives or their beneficiaries under the Program to the trust, with subsequent payment to the executive, or his/her beneficiary, made directly by the trust.

  The annual benefits under the Program for each eligible executive, in the event of early retirement and at age 65 retirement, respectively, are as follows: Mr. Nutter, $60,000 and $70,000; Mr. Berry, $50,000 and $60,000; Mr.
Pollack, $40,000 and $50,000; and Mr. O'Grady, $40,000 and $50,000.

Retirement Program

  The following table illustrates the estimated annual benefits payable from the Rayonier Salaried Employees Retirement Plan, a tax qualified retirement plan (the "Plan"), and the Rayonier Excess Benefit Plan, a non-qualified retirement plan (the "Excess Plan"), at retirement at age 65 based on the assumptions set forth below. Calculation of benefits is uniform for all participants in the Plan and the Excess Plan, including the five named officers. The Plan covers substantially all eligible salaried employees of the Company, including senior executive officers and other Rayonier executives, and the cost of the Plan and the Excess Plan is borne entirely by the Company.

                              PENSION PLAN TABLE

  Average                            Years of Service
   Final         -----------------------------------------------------------------------
Compensation        20             25             30             35             40
------------     --------       --------       --------       --------       --------
$   50,000       $ 20,000       $ 25,000       $ 28,750       $ 32,000       $ 36,250
   100,000         40,000         50,000         57,500         65,000         72,500
   300,000        120,000        150,000        172,500        195,000        217,500
   500,000        200,000        250,000        287,500        325,000        362,500
   750,000        300,000        375,000        431,250        487,500        543,750
 1,000,000        400,000        500,000        575,000        650,000        725,000

  The Plan "mirror images" retirement benefits provided previously to eligible Rayonier salaried employees and executives under the provisions of the ITT Retirement Plan for Salaried Employees of ITT Industries, Inc. (formerly known as ITT Corporation) ("ITT"). Retirement benefits earned under the former ITT plan continue on a dynamic credit basis under arrangements with ITT for eligibility and benefit service prior to March 1, 1994.

  The annual pension amounts to two percent of a member's average final compensation for each of the first 25 years of benefit service, plus one and one-half percent of a member's average final compensation for each of the next 15 years of benefit service, reduced by one and one-quarter percent of the member's primary Social Security benefit for each year of benefit services to a maximum of 40 years, provided that no more than one-half of the member's primary Social Security benefit is used for such reduction. A member's average final compensation (including salary plus approved bonus payments) is defined under the Plan as the total of (1) a member's average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service affording the highest such average plus (2) a member's average annual compensation not including base salary for the five calendar years of the member's last 120 consecutive calendar months of eligibility service affording the highest such average. For the executives named in the Table on page 14, final compensation for purposes of pension calculations consists of salary and bonus payments as set forth in such Table. The Plan also provides for undiscounted early retirement pensions for members who retire at or after age 60 following completion of 15 years of eligibility service. A member is vested in benefits accrued under the Plan upon completion of five years of eligibility service.

  Applicable Federal legislation limits the amount of benefits that can be paid and the compensation that may be recognized under a tax-qualified retirement plan. In order to provide benefits at retirement that cannot be paid from the qualified Retirement Plan, Rayonier has adopted the Excess Plan to meet the retirement needs of this small segment of its salaried employee population affected by the limiting Federal legislation. Where applicable, retirement benefits earned under the former ITT excess plan have been carried forward to Rayonier and have been incorporated in the Excess Plan. The practical effect of the Excess Plan is to continue calculation of benefits after retirement to all employees on a uniform basis.

  Credited years of service as of March 2, 2001 are as follows: W. Lee Nutter,
33.7 years; William S. Berry, 20.8 years; Gerald J. Pollack, 18.8 years; John
P. O'Grady, 25.3 years; and William A. Kindler, 4.6 years.

                    REPORT OF THE RAYONIER AUDIT COMMITTEE

  The Audit Committee is composed of four directors, all of whom have been determined by the Board of Directors to be "independent" as defined under applicable rules of the New York Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this proxy statement.

  The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with management. In addition, the Committee has held discussions with Arthur Andersen LLP, the Company's independent auditors, covering the matters required by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee has also received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has held discussions with Arthur Andersen LLP regarding that firm's independence.

  Based on the Audit Committee's reviews and discussions with management and the independent auditors as discussed above, the Committee recommended that the Board of Directors include the audited financial statements of the Company in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

  This report is furnished by the members of the Audit Committee.

                                        Gordon I. Ulmer
                                        Committee Chairman
                                        Rand V. Araskog
                                        Katherine D. Ortega
                                        Carl S. Sloane

                            INDEPENDENT ACCOUNTANTS

  In accordance with the recommendation of the Audit Committee, the Board of Directors has reappointed Arthur Andersen LLP as independent auditors of the Company for 2001. No ratification by the shareholders of the appointment of such auditors is required by the North Carolina Business Corporation Act or by the Articles of Incorporation or Bylaws of Rayonier.

  Arthur Andersen LLP has served as independent auditors of Rayonier and its subsidiaries for many years, and its long-term knowledge of the Company has enabled it to carry out its audits with effectiveness and efficiency. In keeping with the established policy of Arthur Andersen LLP, partners and employees of the firm engaged in auditing Rayonier are periodically rotated, thus giving the Company the benefit of new expertise and experience. Arthur Andersen LLP personnel regularly attend meetings of the Audit Committee.

  The Company incurred the following fees for services performed by Arthur Andersen LLP in fiscal 2000:

Audit Fees

  Fees for the fiscal year 2000 audit, and the review of Forms 10-Q, were $564,359, of which an aggregate amount of $339,359 had been billed through December 31, 2000.

Financial Information Systems Design and Implementation Fees

  Arthur Andersen LLP did not render any services related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

  Aggregate fees billed for all other services rendered by Arthur Andersen LLP for the fiscal year ended December 31, 2000 were $616,235. The Audit Committee has considered whether the provision of these services is compatible with maintaining Arthur Andersen LLP's independence.

  Representatives of Arthur Andersen LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

  Under Rayonier's Bylaws, for business proposed by a shareholder (other than director nominations) to be a proper subject for action at an Annual Shareholders meeting, in addition to any requirement of law, the shareholder must timely request (by Certified Mail--Return Receipt Requested) that the proposal be included in the Company's proxy statement for the meeting, and such request must satisfy all of the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Rayonier received no such request from any shareholder with respect to the 2001 Annual Meeting during the time period specified by Rule 14a-8.

  In order to be included in Rayonier's proxy statement and form of proxy for the 2002 Annual Meeting of Shareholders and in order to be a proper subject for action at that meeting, proposals of shareholders intended to be presented to that meeting must be received at Rayonier's principal executive offices by November 21, 2001. Shareholder proposals should be directed to the Corporate Secretary, Rayonier, 50 North Laura Street, Jacksonville, Florida 32202.

                                ANNUAL REPORTS

  Shareholders of record on March 19, 2001 should have received a copy of Rayonier's 2000 Annual Report to Shareholders either with this Proxy Statement or prior to its receipt. If, upon receipt of this proxy material, you have not received the Annual Report to Shareholders, please write to the Corporate Secretary at the address below and a copy will be sent to you.

  IN ADDITION, A COPY OF RAYONIER'S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE TO EACH RECORD AND BENEFICIAL OWNER OF RAYONIER'S COMMON SHARES WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, RAYONIER, 50 NORTH LAURA STREET, JACKSONVILLE, FLORIDA 32202.

                          COST OF PROXY SOLICITATION

  The entire cost of soliciting proxies will be borne by Rayonier including the expense of preparing, printing and mailing this Proxy Statement. Solicitation costs include payments to brokerage firms and others for forwarding solicitation materials to beneficial owners of Common Shares and reimbursement of out-of-pocket costs incurred by Rayonier's transfer agent for any follow up mailings. Rayonier also has engaged Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies from shareholders at a fee of $6,500 plus reimbursement of out-of-pocket expenses. In addition to use of the mail, proxies may be solicited personally or by telephone by present and former officers, directors and other employees of Rayonier without additional compensation, as well as by employees of Georgeson Shareholder Communications Inc.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ W. Edwin Frazier Signature
                                          W. EDWIN FRAZIER, III
                                          Corporate Secretary
Dated: March 29, 2001

                                  APPENDIX A

                                 Rayonier Inc.

           Charter of the Audit Committee of the Board of Directors

                                 February 1994
                           As Amended July 21, 2000

I. General

The Audit Committee of the Board of Directors of Rayonier Inc. is responsible for overseeing and monitoring the financial accounting and reporting, the system of internal control and the internal and external audit process of the Company. The Audit Committee operates under a charter of specific responsibilities and procedures, competency and independence requirements for its members, and reports on and makes recommendations to the Board of Directors as to the selection, evaluation and replacement of the independent external auditors.

II. Membership

  The Audit Committee consists of not less than three members who are independent under the New York Stock Exchange listing requirements. The members of the Committee will be financially literate with at least one member having accounting or financial management expertise.

III. Responsibilities

The Audit Committee role is one of independent oversight operating under a set of specific procedures to ensure the integrity of the financial reporting and system of internal controls. Specific responsibilities include:
 1. Establishing an annual calendar of meetings (no less than four a year) including pre-selecting subjects to be discussed at each meeting;
 2. Reviewing the Company's principal policies for accounting, internal control and financial reporting;
 3. Reviewing the independence of the external auditors, evaluating their performance, ensuring their ultimate accountability to the Committee and Board of Directors, judging their independence as external auditors, and recommending to the Board of Directors the engagement or discharge of the external auditors;
 4. Reviewing with both the internal and external auditors the plan, scope, timing and results of their audit(s);
 5. Reviewing the adequacy of the Company's systems for internal accounting control and for data security, and the external auditors' annual report on internal control recommendations;
 6. Reviewing the annual financial statements (Form 10-K) of the Company, before they are filed, and reviewing with the independent auditors the results of their annual audit and the required communications under Statements of Auditing Standards, including a discussion of events, transactions, and changes in accounting estimates that may have affected the quality of the Company's financial reporting;
 7. Discussing the accounting for any transactions in the Company's interim financial statements of an unusual nature requiring non-routine judgments, as raised by the independent auditors, that would normally be included in the external auditors' reports under SAS No. 61;
 8. Reviewing reports of the external and internal auditors with management;
 9. Reviewing the external auditors' audit fees, and reviewing a report from the external auditor on non-attest services provided and associated fees charged and on any relationships with the company or others that might affect their independence;
10. Serving as a channel of communications between the senior internal auditing executive and the Board;

11. Meeting privately at least annually with both the internal and external auditors;
12. Reviewing the internal audit department's annual audit of expense reports of the Company's senior officers, fees paid to outside consultants, including law firms and investment bankers, and potential or existing conflicts of interest of senior officers and directors;
13. Reviewing reports from management and advising the Board on compliance, or material noncompliance, with the Company's Code of Conduct and governmental, tax and other legal compliance programs;
14. Reviewing and recommending to the Board of Directors proposed actions on environmental compliance and regulatory matters which could have a significant impact on the business and strategic operating objectives of the Company and its subsidiaries;
15. Reviewing and considering material claims and litigation, and legal, regulatory, patent and related government policy matters affecting the company and its subsidiaries; and
16. Reviewing this Charter annually to assess its adequacy, and proposing any necessary amendments to the Nominating Committee.

IV. Reporting

The Audit Committee will report to the Board on a timely basis with respect to its activities and will issue an annual report, for inclusion in the Company's Proxy Statement, outlining its responsibilities, procedures and compliance with its Charter, including having had independent discussions with the external auditors and its recommendation to the Board that the annual financial statements be accepted.

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     [Rayonier Logo]                                                                               VOTE BY TELEPHONE OR INTERNET
                                                                                                   24 HOURS A DAY, 7 DAYS A WEEK

                 TELEPHONE                                    INTERNET                                     MAIL
              1-800-481-9815                      http://proxy.shareholder.com/ryn
     Use any touch-tone telephone to vote        Use the Internet to vote your proxy.       Mark, sign and date your proxy card
     your proxy. Have your proxy card in         Have your proxy card in hand when you      and return it in the postage-paid
     hand when you call. You will be             access the website. You will be            envelope we have provided.
     prompted to enter your control              prompted to enter your control number,
     number, located in the box below, and       located in the box below, to create an     Your telephone or Internet vote
     then follow the simple directions.          electronic ballot.                         authorizes the named proxies to vote
                                                                                            your shares in the same manner as if
                                                                                            you marked, signed and returned the
                                                                                            proxy card.

                                                                                            -------------------------------------
                                                                                            If you have submitted your proxy by
                                                                                            telephone or the Internet there is no
                                                                                            need for you to mail back your proxy.
                                                                                            -------------------------------------


CALL TOLL-FREE TO VOTE . IT'S FAST AND CONVENIENT                              ------------------------------
               1-800-481-9815                                                       CONTROL NUMBER FOR
                                                                                TELEPHONE OR INTERNET VOTING
                                                                               ------------------------------

                                               DETACH PROXY CARD HERE IF YOU ARE NOT
                                                  VOTING BY TELEPHONE OR INTERNET
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                                                                                                                 |
1.  Election of Directors      FOR all nominees       WITHHOLD AUTHORITY to vote               *EXCEPTIONS [  ]  |
                               listed below  [  ]     for all nominees listed below.  [  ]                       |
                                                                                                                 |
    The Board of Directors recommends a vote "FOR" the nominees listed below:                                    |
                                                                                                                 |
    Nominees: 01 - Ronald M. Gross, 02 - Katherine D. Ortega, 03 - Burnell R. Roberts, 04 - Ronald Townsend.     |
                                                                                                                 |
    (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write  |
     that nominee's name in the space provided below.)                                                           |
                                                                                                                 |
    *Exceptions                                                                                                  |
               --------------------------------------------------------------------------------------------------|
                                                                                                                 |
2.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before |  Please Detach
    the meeting or any adjournment or postponement thereof.                                                      |       Here
                                                                                                                 |  You Must Detach
                                                                               Change of Address and   [  ]      |  This Portion of
                                                                               or Comments Mark Here             |  the Proxy Card
                                                                                                                 | Before Returning
                                                                    Please sign name exactly as it appears on    |    it in the
                                                                    this card. Joint owners should each sign.    | Enclosed Envelope
                                                                    Attorneys, trustees, executors,              |
                                                                    administrators, conservators, custodians,    |
                                                                    guardians or corporate officers should give  |
                                                                    full title.                                  |
                                                                                                                 |
                                                                                                                 |
                                                                    DATE:                                        |
                                                                         -----------------------------------     |
                                                                    SIGNATURE                                    |
                                                                             -------------------------------     |
                                                                    SIGNATURE                                    |
                                                                             -------------------------------     |
                                                                                                                 |
                                                                    Votes must be indicated                      |
                                                                    (x) in Black or Blue ink.     [X]            |
                                                                                                                 |
Please sign, date and return this proxy in the enclosed postage prepaid envelope.                                |
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        |                                                        Rayonier
        |                                              PROXY/VOTING INSTRUCTION CARD
        |                        This proxy is solicited on behalf of the Board of Directors of Rayonier Inc.
        |                                          for the Annual Meeting on May 17, 2001
        |
        |     By signing this card, I(we) hereby authorize W. LEE NUTTER, JILL WITTER and W. EDWIN FRAZIER, III, or any of them,
        | each with full power to appoint his or her substitute, to vote as Proxy for me(us) at the Annual Meeting of Shareholders
        | of Rayonier to be held at the Omni Jacksonville Hotel, 245 Water Street, Jacksonville, Florida on Thursday, May 17, 2001
        | at 4:00 p.m., or at any adjournment thereof, the number of shares which I(we) would be entitled to vote if personally
        | present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are
        | authorized to vote in their discretion upon such other business as may properly come before the meeting and any
        | adjournments thereof. By signing this card, I(we) instruct the proxies to vote as the Board of Directors recommends
        | where I(we) do not specify a choice.
        |
        |     For Participants in the Rayonier Investment and Savings Plan for Salaried Employees, the Rayonier Savings Plan for
        | Non-Bargaining Hourly Employees at Certain Locations, the Rayonier-Jesup Mill Savings Plan for Hourly Employees and the
        | Rayonier-Fernandina Mill Savings Plan for Hourly Employees: As to those Common Shares of Rayonier, if any, that are held
        | for me in any aforementioned Plan, by signing this card, I instruct the Trustee of such Plan to sign a proxy for me in
        | substantially the form set forth on the reverse side. Where I do not specify a choice, by signing this card I instruct
        | the Trustee to mark the proxy as the Board of Directors recommends.
        |
        | (Continued and to be dated and signed on the reverse side)
        |
        |                                                                       RAYONIER INC.
        |                                                                       P.O. BOX 11027
        |                                                                       NEW YORK, N.Y. 10203-0027
        |
        |
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